UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2009

ACTUATE CORPORATION
(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24607 (Commission File Number)	94-3193197 (I.R.S. Employer Identification No.)

2207 Bridgepointe Parkway, San Mateo, California (Address of principal executive offices)	94404 (Zip Code)
Registrant’s telephone, including area code: (650) 837-2000
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 8, 2009, Actuate Corporation, a Delaware corporation (“Actuate”) entered into a definitive acquisition agreement (as may be amended, modified or supplemented from time to time, the “Acquisition Agreement”) with Xenos Group Inc., a corporation existing under the laws of the Province of Ontario, Canada (“Xenos”). The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth therein, Actuate or one of its direct or indirect wholly-owned subsidiaries will commence a take-over bid (the “Offer”) for all of the outstanding common shares of Xenos (the “Common Shares”) at an offer price of CDN $3.50 per Common Share in cash.
     The Offer is subject to certain customary conditions, including the valid tender to Actuate in the Offer of at least 66 2/3% of the outstanding Common Shares, calculated on a fully-diluted basis.
     Xenos has made customary representations, warranties and covenants in the Acquisition Agreement, including, among others, covenants to conduct its business in the ordinary course and not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide information in connection with, alternative business combination transactions.
     The Acquisition Agreement contains certain termination rights for both Actuate and Xenos and provides that, if the Acquisition Agreement is terminated under specified circumstances, Xenos may be required to pay Actuate a termination fee of CDN $1,500,000 or may be required to make expense reimbursement payments to Actuate of up to CDN $750,000.
     In connection with the Offer, Actuate has entered into a definitive lock-up agreement (as may be amended, modified or supplemented from time to time, the “Lock-Up Agreement”) with certain of the directors and certain other shareholders of Xenos (the “Supporting Shareholders”) representing approximately 48% of the outstanding Common Shares, calculated on a fully-diluted basis. The Lock-Up Agreement provides, among other things, that upon the terms and subject to the conditions set forth therein, the Supporting Shareholders will tender to Actuate in the Offer all of their Common Shares.
The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement. Actuate will file the Acquisition Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ending on December 31, 2009.
Item 7.01. Regulation FD Disclosure.
     On December 8, 2009, (a) Actuate distributed an e-mail to its employees regarding the Xenos acquisition, including a document containing frequently asked questions related to the Xenos acquisition, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference, (b) Xenos sent an e-mail to its employees announcing that it had entered into the Acquisition Agreement, including a document containing frequently asked questions related to the Xenos acquisition, copies of which are attached hereto as Exhibits 99.3 and 99.4, respectively, and incorporated herein by reference; and (c) Actuate made available to its investors in a conference call and on its website a slide presentation relating to the acquisition of Xenos, including a document containing frequently asked questions related to the Xenos acquisition, copies of which are attached hereto as Exhibits 99.5 and 99.6, respectively, and incorporated herein by reference. Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 are being furnished pursuant to Item 7.01 “Regulation FD Disclosure”, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.
     On December 8, 2009, Actuate and Xenos issued a joint press release announcing that they had entered into the Acquisition Agreement, a copy of which is attached hereto as Exhibit 99.7 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Document Description
99.1	Email distributed to Actuate Corporation employees, dated December 8, 2009

99.2	Frequently Asked Questions and Answers distributed to Actuate Corporation employees, dated December 8, 2009

99.3	Email distributed to Xenos Group Inc. employees, dated December 8, 2009

99.4	Frequently Asked Questions and Answers distributed to Xenos Group Inc. employees, dated December 8, 2009

99.5	Actuate Corporation Slide Presentation, dated December 8, 2009

99.6	Frequently Asked Questions and Answers made available to Actuate Corporation investors, dated December 8, 2009

99.7	Joint Press Release of Actuate Corporation and Xenos Group Inc., dated December 8, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUATE CORPORATION
Date: December 8, 2009	By:	/s/ Daniel A. Gaudreau
		Name:	Daniel A. Gaudreau
		Title:	Senior Vice President Operations and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Document Description
99.1	Email distributed to Actuate Corporation employees, dated December 8, 2009

99.2	Frequently Asked Questions and Answers distributed to Actuate Corporation employees, dated December 8, 2009

99.3	Email distributed to Xenos Group Inc. employees, dated December 8, 2009

99.4	Frequently Asked Questions and Answers distributed to Xenos Group Inc. employees, dated December 8, 2009

99.5	Actuate Corporation Slide Presentation, dated December 8, 2009

99.6	Frequently Asked Questions made available to Actuate Corporation investors, dated December 8, 2009

99.7	Joint Press Release of Actuate Corporation and Xenos Group Inc., dated December 8, 2009